                                                                    EXHIBIT 99.4

[TECHTEAM LOGO]                                                     NEWS RELEASE

                                   SYTEL, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF TECHTEAM GLOBAL, INC.)

      RECONCILIATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION ("EBITDA") FROM CONTINUING OPERATIONS TO NET INCOME (UNAUDITED)

                                 (In thousands)

                                                               LATEST TWELVE
                                                                MONTHS ENDED         FISCAL YEAR ENDED
                                                             SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                                             ------------------      -----------------
EBITDA FROM CONTINUING OPERATIONS                            $            2,703      $           1,906

RECONCILIATION OF NET INCOME TO EBITDA FROM
   CONTINUING OPERATIONS
   Net income                                                $            1,933      $           1,360
   Income tax provision (credit)                                            608                    228
   Net interest expense                                                     143                    283
   Depreciation and amortization                                             91                    113
   Income from discontinued operations                                      (72)                   (78)
                                                             ------------------      -----------------
EBITDA FROM CONTINUING OPERATIONS                            $            2,703      $           1,906
                                                             ------------------      -----------------

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